Exhibit 10.52

LOCK-UP AND VOTING AGREEMENT

     This Lock-Up and Voting Agreement (this “Agreement”) is made and entered into as of May ______, 2002, by and among NII HOLDINGS, INC., a Delaware corporation (the “Company”), and [CREDITOR NAME] (the “Creditor”), holder of certain amounts of [THE COMPANY’S DEBT]. The Company and the Creditor are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

     WHEREAS, the Company and the Creditor, together with other holders of [THE COMPANY’S DEBT] (the “Other Creditors”), have engaged in good faith negotiations with the objective of reaching an agreement with regard to (i) the restructuring of [THE COMPANY’S DEBT] and (ii) the recapitalization of the Company;

     WHEREAS, the Company and the Creditor now desire to implement a financial restructuring (the “Financial Restructuring”), and in order to implement the Financial Restructuring, the Company intends, subject to the terms and conditions of this Agreement, to prepare and file a disclosure statement and plan of reorganization (the “Plan”) consistent with the terms set forth in this Agreement and the term sheet attached hereto as Exhibit A (the “Term Sheet”) implementing the terms of the Financial Restructuring in a case or cases (the “Chapter 11 Proceedings”) filed under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), and the Company intends to use its reasonable best efforts to have such disclosure statement approved and such Plan confirmed by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), in each case as expeditiously as possible under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”);

     WHEREAS, the Creditor holds ______% of [THE COMPANY’S DEBT]; and

     WHEREAS, in order to expedite the implementation of the Financial Restructuring, the Creditor is prepared, subject to the terms and conditions of the Agreement, to vote its claims against and interests in (as such terms are defined in the Bankruptcy Code) the Company to accept the Plan.

AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     1.     Recitals. Each of the foregoing Recitals is incorporated hereby as if fully set forth herein.

     2.     Definitions. All capitalized terms used, but not specifically defined, in this Agreement shall have the respective meanings assigned to them in the Indentures.

     3.     Voting in Favor of the Plan. So long as this Agreement remains in effect and shall not have been terminated pursuant to Section 8 hereof, the Creditor agrees timely (i) to perform its commitments and other obligations under the Term Sheet, and (ii) to vote all of its claims against and interests in the Company in favor of the Plan and not to revoke or withdraw such vote. It is a condition of the agreements of the Creditor in this regard that (a) the terms of the Plan and all related documents shall be consistent in all material respects with and no less favorable to the Creditor than the terms set forth in the Term Sheet and (b) the terms and conditions of the Plan, in all respects not specifically addressed by the Term Sheet, are acceptable to the Creditor in its sole and exclusive discretion. Each Party to this Agreement agrees not to elect on its ballot to preserve rights, if any, that such Party may have that may be affected by the releases provided for under the Plan.

     4.     Restrictions on Transfer. So long as this Agreement remains in effect and shall not have been terminated pursuant to Section 8 hereof, the Creditor hereby agrees not to (i) sell, transfer, assign, pledge, or otherwise dispose of any of its claims or interests, in whole or in part, or any interest therein, unless the transferee accepts such claims or interests subject to the terms of this Agreement or (ii) grant any proxies, deposit any of its claims or interests into a voting trust, or enter into a voting agreement with respect to any of its claims or interests unless such arrangement provides for compliance herewith.

     5.     Company Agreements. The Company hereby agrees to use its reasonable best efforts to have the disclosure statement relating to the Plan approved by the Bankruptcy Court, and thereafter to use its reasonable best efforts to obtain an order of the Bankruptcy Court confirming the Plan, in each case as expeditiously as possible under the Bankruptcy Code and the Bankruptcy Rules and consistent with the terms and conditions set forth in the Term Sheet, provided that nothing herein shall require the Company to breach its fiduciary duties as a Chapter 11 debtor-in-possession, and any exercise of such fiduciary duties by the Company shall not be deemed to constitute a breach of the terms of this Agreement.

     6.     Support of the Plan. So long as this Agreement remains in effect and shall not have been terminated pursuant to Section 8 hereof, no Party shall (a) vote to reject the Plan, object to confirmation of the Plan or otherwise commence any proceeding to oppose or alter the Plan or any other Restructuring Documents (as defined below), to the extent such documents conform to the terms hereof and as set forth in the Term Sheet, (b) vote for, consent to, support or participate in the formulation of any other plan of reorganization or liquidation proposed or filed or to be proposed or filed in any Chapter 11 or Chapter 7 case commenced in respect of the Company, (c) directly or indirectly seek, solicit, support or encourage any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company or any of its subsidiaries that could reasonably be expected to prevent, delay or impede the successful restructuring of the Company as contemplated by the Plan or the Restructuring Documents, (d) object to the disclosure statement or the solicitation of acceptances of the Plan, or (e) take any other action that is inconsistent with, or that would delay confirmation of, the Plan. Notwithstanding anything herein to the contrary, in the event that the Creditor is appointed to and serves on a committee of creditors in the Company’s Chapter 11 Proceedings, the terms of this Agreement shall not be construed so as to limit the Creditor’s exercise, in its sole discretion, of its fiduciary duties, if any, to any person or entity arising from its service on such committee, and any such exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement.

     7.     Acknowledgment. This Agreement is not and shall not be deemed to be a solicitation for consents to the Plan. The acceptance of the Creditor will not be solicited until such Parties have received the disclosure statement and related ballot, as approved by the Bankruptcy Court.

     8.     Termination of Agreement. The Creditor may terminate its obligations hereunder and rescind any vote on the Plan (which vote shall be null and void and have no further force and effect) and (except with respect to the conditions listed in paragraphs (a), (f), (g) or (i) of this Section 8), by giving written notice thereof to the Company at any time upon the occurrence of any of the following events:

              (a) the Chapter 11 Proceeding is not commenced on or prior to May 29, 2002;

              (b) the expiration of 120 days from the date the Company commences the Chapter 11 Proceedings, unless extended by agreement of the Parties;

              (c) the Restructuring Documents are inconsistent with the Term Sheet, unless consented to by the Creditor;

              (d) any breach of this Agreement by the Company;

              (e) the Chapter 11 Proceedings are dismissed or converted to a case under Chapter 7 of the Bankruptcy Code;

              (f) [CERTAIN OTHER CREDITORS] shall not have entered into a lock-up agreement on substantially the same terms set forth in this Agreement on or before May 29, 2002, or shall otherwise have breached in any material respect such lock-up agreement, including, but not limited to, any actions to (i) object to confirmation of the Plan or otherwise commence any proceeding to oppose or alter the Plan or any other Restructuring Documents, vote to reject the Plan or any other plan of reorganization for the Company consistent with the Term Sheet, (iii) vote for, consent to, support or participate in the formulation of any other plan of reorganization or liquidation proposed or filed or to be proposed or filed in any Chapter 11 or Chapter 7 case commenced in respect of the Company, or any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company or any of its subsidiaries that could reasonably be expected to prevent, delay or impede the successful restructuring of the Company as contemplated by the Term Sheet, or (iv) object to the disclosure statement or the solicitation of acceptances of the Plan;

              (g) Intentionally Omitted;

              (h) the occurrence of any material adverse change with respect to the Company, its assets, liabilities or operations, the Chapter 11 Proceedings or the ability of the Company to confirm the Plan on a consensual basis; or

              (i) the confirmation of any plan of reorganization other than the Plan in the Chapter 11 Proceedings.

     9.     Preparation of Restructuring Documents. Notwithstanding anything to the contrary contained herein, the obligations of the Creditor hereunder shall be subject to the preparation of definitive documents relating to the transactions contemplated by the Term Sheet, including, without limitation, the Plan and all agreements, instruments or other documents necessary or appropriate to consummate the transactions contemplated by the Plan (collectively, the “Restructuring Documents”), which documents shall be (i) no less favorable to the Creditor than the Term Sheet and (ii) acceptable to the Creditor in its sole discretion.

     10.     Good Faith Negotiation of Documents. Each Party hereby further covenants and agrees to negotiate the Restructuring Documents in good faith and, in any event, in all respects consistent with and no less favorable to the Creditor than the Term Sheet.

     11.     Representations and Warranties of the Creditor. The Creditor represents and warrants that the following statements are true, correct and complete as of the date hereof:

(a) Corporate Power and Authority. It is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership or other power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

(b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or other action on its part.

(c) No Conflicts. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or its certificate of incorporation or bylaws or other organizational documents or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.

(d) Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with consent of approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than the approval of the Bankruptcy Court, in the case of the Company.

(e) Binding Obligation. Subject to the provisions of Sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms.

(f) Owner of Claims and Interests. As of the date hereof, it is the beneficial owner of, or holder of investment authority over, the claims against and interests in the Company that it has agreed to vote in favor of the Plan, and beneficially owns, or has investment authority over, no other claims against or interests in the Company.

     12.     Representations and Warranties of the Company. The Company represents and warrants that the following statements are true, correct and complete as of the date hereof:

(a)	Corporate Power and Authority. It is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership or other power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

(b)	Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or other action on its part.

(c)	No Conflicts. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or its certificate of incorporation or bylaws or other organizational documents or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.

(d)	Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with consent of approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than the approval of the Bankruptcy Court, in the case of the Company.

(e)	Binding Obligation. Subject to the provisions of Sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms.

     13.     Further Acquisition of Claims. Subject to the provisions of the Term Sheet, this Agreement shall in no way be construed to preclude the Creditor from acquiring additional claims or interests. However, any such additional claims or interests so acquired shall automatically be deemed to be subject to the terms of this Agreement.

     14.     Amendments. This Agreement may not be modified, amended or supplemented without the prior written consent of the Company and the Creditor.

     15.     Fees and Expenses. If any Party brings an action against any other Party based upon a breach by such other Party of its obligations hereunder, the prevailing party shall be entitled to all reasonable expenses incurred, including reasonable attorneys’ fees in connection with such action.

     16.     Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York. By execution and delivery of this Agreement, each of the Parties hereto irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, upon the commencement of the Chapter 11 Proceedings, each of the Parties hereto hereby agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

     17.     Specific Performance. It is understood and agreed by each of the Parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

     18.     Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

     18.     Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives.

     19.     Prior Negotiations. This Agreement and the Term Sheet supersede all prior negotiations with respect to the subject matter hereof.

     20.     Counterparts. This Agreement may be executed by facsimile transmission in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

     21.     No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and no other person or entity shall be a third-party beneficiary hereof.

     22.     Consideration. It is hereby acknowledged by the Parties hereto that no consideration shall be due or paid to the Creditor for its agreement to vote to accept the Plan in accordance with the terms and conditions of this Agreement other than the Company’s agreement to use its reasonable best efforts to obtain approval of the disclosure statement and reasonable best efforts to obtain confirmation of the Plan in accordance with the terms and conditions of this Agreement.

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     IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

COMPANY:

NII HOLDINGS, INC.

By:

Name:
Title:

CREDITOR:

[CREDITOR NAME]

By:

Name:
Title:

Exhibit A

Term Sheet

Exhibit A-1